UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

WINGSTOP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

2801 N Central Expressway
Suite 1600
Dallas, Texas		75204
(Address of principal executive offices)		(Zip Code)

(972) 686-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WING	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the Wingstop Inc. (the “Company”) 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) held on May 21, 2026 (the “Meeting Date”), the stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to provide the Board of Directors of the Company (the “Board of Directors”) the power to adopt, amend or repeal the Company’s Amended and Restated Bylaws (the “Bylaws”). Additionally, the stockholders ratified prior amendments by the Board of Directors to the Bylaws, as discussed in further detail in Item 5.07 below.
The amendment to the Certificate of Incorporation became effective upon filing of the Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on the Meeting Date.
Additional information on these matters is found in Proposals 4 and 5 of the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2026 and the related descriptions herein are qualified in their entirety by reference to the Certificate of Amendment, filed as Exhibit 3.1, and the Bylaws, as ratified, filed as Exhibit 3.2 to this Current Report on Form 8-K, each incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 21, 2026, the Company held its 2026 Annual Meeting, at which the following proposals were voted upon, and all noted directors were re-elected and all other proposals passed:
Proposal 1: Election of Directors
Each director nominee was elected to the Board for a one-year term expiring at the annual meeting of stockholders to be held in 2027 and received the votes set forth below:

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Lynn Crump-Caine	23,901,861.68	852,742.00	867,825.00
Wesley S. McDonald	24,334,852.32	419,751.35	867,825.00
Anna (Ania) M. Smith	24,508,382.68	246,221.00	867,825.00
Proposal 2: Ratification of the appointment of KPMG LLP
The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2026 was approved by the following vote:

Votes Cast For	Votes Cast Against	Abstentions
25,603,884.68	9,354.00	9,190.00
Proposal 3: Advisory vote to approve executive compensation
The compensation of the Company’s named executive officers was approved, on an advisory basis, as set forth below:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
12,473,068.28	12,271,161.39	10,374.00	867,825.00
Proposal 4: Approval of an amendment to the Company’s Certificate of Incorporation to provide the Board of Directors the power to adopt, amend or repeal the Bylaws
The amendment to the Company’s Certificate of Incorporation to provide the Board of Directors the power to adopt, amend or repeal the Bylaws was approved by the following vote:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
24,680,874.28	46,404.39	27,325.00	867,825.00

Proposal 5(a), (b) and (c): Ratification of prior amendments by the Board of Directors to the Bylaws

Ratification of prior amendments by the Board of Directors to the Bylaws to:

(a)amend the advance notice provisions for stockholder proposals and nominations to require stockholders to provide certain additional information, to remove references to Roark Capital Management and its affiliates and to clarify and modernize certain other provisions of the Bylaws (adopted by the Board on February 21, 2018) was approved by the following vote:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
24,611,186.28	114,736.39	28,681.00	867,825.00

(b)provide for procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and proposals and availability of stockholders lists and to make certain other technical, ministerial, clarifying and conforming changes, including to align the Bylaws with various provisions of the DGCL (adopted by the Board on December 2, 2022) was approved by the following vote::

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
24,611,552.28	114,597.04	28,454.35	867,825.00

(c)eliminate the sole supermajority voting requirement (adopted by the Board on May 22, 2025) was approved by the following vote:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
24,720,101.12	23,843.20	10,659.35	867,825.00

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment, dated May 21, 2026, to the Restated Certificate of Incorporation of Wingstop Inc.
3.2	Amended and Restated Bylaws of Wingstop Inc., effective as of May 21, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wingstop Inc.

Date:	May 22, 2026	By:	/s/ Alex R. Kaleida
Chief Financial Officer